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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 2000

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                                ZORAN CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-27246                  94-2794449
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer)
 incorporation or organization)                              Identification No.)

         3112 SCOTT BOULEVARD                                     95054
      SANTA CLARA, CALIFORNIA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

       Registrant's telephone number, including area code: (408) 919-4111


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 29, 2000, pursuant to an Agreement and Plan of Reorganization dated as of June 28, 2000 (the "Plan of Reorganization"), by and among Zoran Corporation, a Delaware corporation ("Zoran"), Grape Acquisition Corp., a California corporation and wholly-owned subsidiary of Zoran ("Sub"), and PixelCam, Inc., a California corporation ("PixelCam"), Sub was merged with and into PixelCam, Inc., and PixelCam became a wholly-owned subsidiary of Zoran (the "Merger"). Under the terms of the Plan of Reorganization, each share of common stock of PixelCam ("PixelCam Common Stock") was converted into the right to receive 0.044 of a share of common stock of Zoran ("Zoran Common Stock") upon effectiveness of the Merger and up to an additional 0.044 of a share of Zoran Common Stock based on the achievement of certain financial performance targets during 2000 and 2001, as specified in the Plan of Reorganization. Also under the terms of the Plan of Reorganization, each outstanding option to acquire shares of PixelCam Common Stock (an "Option") was assumed by Zoran and converted into an option to acquire 0.044 of a share of Zoran Common Stock for each share of PixelCam Common Stock underlying such Option and the right to receive up to an additional 0.044 of a share of Zoran Common Stock for each such share of PixelCam Common Stock based on the achievement of the foregoing performance targets.

         In the aggregate, as a result of the Merger, Zoran issued 375,000 shares of Zoran Common Stock in exchange for the shares of PixelCam Common Stock that were outstanding on June 29, 2000, and the PixelCam Options that were outstanding on such date were converted into options to purchase an aggregate of 4,180 shares of Zoran Common Stock (the "Zoran Options"). The Merger was accounted for as a purchase. Under the terms of the Plan of Reorganization, 10% of the shares of Zoran Common Stock issued or issuable pursuant to the Merger were deposited in escrow as security for indemnification claims that Zoran its affiliates, and their officers, directors, employees and attorneys (collectively, the "Zoran Group") may bring for breaches of any representations, warranties or covenants of PixelCam set forth in the Reorganization Agreement. Claims against this escrow represent the sole recourse for any claim by any member of the Zoran Group against PixelCam in connection with the Merger except in the event of fraud or willful misrepresentation. The indemnification period ends, and the shares in the escrow account will be distributed to the shareholders, 12 months following the date the Merger became effective.

         The Zoran Common Stock issued in the Merger was issued pursuant to the exemption from registration provided by Rule 506. of Regulation D. Zoran will file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, covering the resale of the shares of Zoran Common Stock issued in the Merger. In addition, Zoran will register with the Commission the shares of Zoran Common Stock issuable upon exercise of the Zoran Options.

         A copy of the press release announcing the signing of the Plan of Reorganization is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Pursuant to the Item 7(a)(4) of Form 8-K, the financial statements of PixelCam required pursuant to Rule 3-05 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.

         (b) Pursuant to Item 7(a)(4) of Form 8-K, the PRO FORMA financial information of PixelCam required pursuant to Article 11 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.





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         (c)      Exhibits
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                  Exhibit No.   Description
                  -----------   -----------

                  2.1(1) Agreement and Plan of Reorganization dated June 28, 2000 among Zoran Corporation, Grape Acquisition Corp. and PixelCam, Inc.

                  99.1 Press Release dated June 28, 2000 announcing the effectiveness of the Merger.
















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1    Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Zoran Corporation

July 10, 2000                       By:
                                        ----------------------------------------
                                        Karl Schneider
                                        Vice President of Finance and Chief
                                        Financial Officer













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                                INDEX TO EXHIBITS



Exhibit No.       Description
-----------       -----------

2.1(2) Agreement and Plan of Reorganization dated June 28, 2000 among Zoran Corporation, Grape Acquisition Corp. and PixelCam, Inc.

99.1 Press Release dated June 28, 2000 announcing effectiveness of the Merger.












-----------------
2 Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.


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